Form C

Cover Page

Name of issuer:

One Technologies, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/26/2016

Physical address of issuer:

100 Mcallister St Apt 1908
San Francisco CA 94102

Website of issuer:

http://tryoneapp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

11/3/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$400.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($596.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

One Technologies, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
William Bonhorst	President	One Technologies Inc.	2016
Chintalapati Ray	Founding Partner	JHINK	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Bonhorst	CEO	2016
William Bonhorst	President	2016
William Bonhorst	Treasurer	2016
William Bonhorst	Secretary	2016
Chintalapati Ray	CTO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chintalapati Ray	2,000,000 Common Stock	25.0
William Bonhorst	2,000,000 Common Stock	75.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.
>
> Limited Operating History. The Company has limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day to day business.
>
> No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. ONE is a Technology company engaged in the business of aggregating informative data to consumers. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.
>
> Limited Capitalization and Dilution. The Company is a newly formed entity, and will have limited capitalization. Initial capital will come from the Managers and the Members. The Company may issue Shares as the Managers may determine from time to time. The Company will have the power to issue additional Shares in the Company for any reason and at any price. Your Shares, and your percentage ownership of the company may be diluted by additional Shares in the Company being sold to new or existing investors.
>
> Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.
>
> Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
>
> ONE is a brand new company, new idea, with no history, no paid clients, and no revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

No Assurance of Regular Distributions. There can be no assurance that the Company will be able to make regular distributions, if any, or that cumulative distributions will exceed the investment of the Members.

The founders are not currently full time with the company. As such it is likely that ONE will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Test Launch BETA Across SF

If we raise:	**$250,000**
Use of Proceeds:	Fully Launch BETA Across Bay Area

If we raise:	**$500,000**
Use of Proceeds:	Push Beta to Production Ready V1

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$3 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$3 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$3 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock	10,000,000	4,000,000	Yes	Yes
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the sharholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of shareholders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional shares, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares. As discussed in Question 13, when we engage in an offering of equity interests involving Shares, Investors may receive a number of Shares calculated as either (i) the total value of the Investor's investment, divided by the price of the Shares being issued to new Investors, or (ii) if the valuation for the company is more than $3 million, the amount invested divided by the quotient of (a) the Valuation Cap ($3 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Shares that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our management. Among the factors we may consider in determining the price of Shares are prevailing market conditions,our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our Shares that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and nterest rates; and the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor’s interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor’s investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$25,000 advance on credit to build Alpha of product by CEO
in 2016. Principal repayment will be made once successful funding has closed. CEO will pay all interest accumulated from the debt.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

$25,000 advance on credit to build Alpha of product by William Bonhorst CEO in 2016. Principal repayment will be made once successful funding has closed. CEO will pay all interest accumulated from the debt.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

All members of the company are working for equity. The plan is to raise capital to push the Beta into as many consumers hands as possible. The Company has limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day to day business.

No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. ONE is a Technology company engaged in the business of aggregating informative data to consumers. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.

Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

ONE is a brand new company, new idea, with no history, no paid clients, and no revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://tryoneapp.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

CPA Reviewed Statement

Appendix D: Director & Officer Work History

Chintalapati Ray
William Bonhorst

by Wefunder Portal LLC

INVEST IN ONE TECHNOLOGIES

One marketplace. On-demand, everything. The kayak for Kayak's.



0
investors

$0
raised of $50K-$500K goal

Future Equity (SAFE)

$3M valuation cap

A SAFE gives you the right to future shares in One Technologies. If you invest, you're betting the company will be worth more than $3M in the future.

INVEST $25,000+ FOR VOTING & PRO-RATA RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

"What did ecommerce look like before Amazon? Or booking a hotel before Kayak? Solving the problem of plenty, ONE is a mobile application platform connecting consumers with everything on-demand. Positioned as the first "super aggregator" in the space. ONE is the Kayak for Kayak's; providing efficiency across on-demand aggregators. Solving life's demands. One app. One platform. One marketplace where the true winner is you. Ride. Or Buy. Welcome to the future of on-demand, everything!

William Bonhorst
CO-FOUNDER , ONE TECHNOLOGIES

KEY FACTS

- This is what ecommerce looked like before Amazon or booking a hotel before Kayak
- Ground floor opportunity to invest at low, seed stage valuation
- Solving the millennial problem of plenty #ONE
- Positioned as the first "super aggregator" in the on-demand space
- 10,000+ signups on waitlist and growing (word of mouth)

OUR AMBITION

ONE App Example: Urban transportation.
Finding and booking a ride during peak hours is a hassle that consumers and also drivers face. Juggling between multiple apps to find the best price, closest ride, or style preference can be quite difficult and frustrating. ONE provides a level playing field decreasing lead times for both supply and demand side of transactions. Having built on-demand startup operations from a napkin, we hustle, we hack, we get shit done.

INVESTOR PERKS

$100+ Exclusive invitations to product launch events in the Bay Area and beyond the Valley. Plus get insider reports on our progress!

$1,000+ Skip the line! Get exclusive early access to future products and invitations in the Bay Area and beyond the Valley. Plus, get insider reports on our progress!

$10,000+ White Wall Invite! Our CEO will personally call you once a year for an investor update and brainstorming session! Yup, get the chance to join the DevTeam to way in on product feedback and future strategic roadmap. Team dinner and drinks in San Francisco (plus all the above)!

tryoneapp.com

PLATFORM MARKETPLACE TECHNOLOGY FIRST TO MARKET SOFTWARE DISRUPTIVE LAST MILE SILICON VALLEY STARTUP

THE BUZZ ABOUT ONE TECHNOLOGIES

> *"the center of gravity will shift to not just creating apps, but how you integrate software and the internet in other aspects of our lives"*
>
> **Steve Case**
>
> AOL Founder

The Future of On-Demand, Everything!


INDUSTRIES
TRANSPORTATION
FOOD & DINING
HOME SERVICES
EVENTS
DELIVERY
FOOD/BEVERAGE
HEALTH/BEAUTY
TRAVEL/HOSPITALITY








10% transaction model for ONE
The market potential for on-demand services is enormous


On Demand
DECISION
ACCESS
TRANSACTION
BENEFIT
POST-BENEFIT
And Done.

Marketplaces Bring Efficiency.

Ten-year-old Etsy has 19 million active shoppers, doesn't own a single factory, warehouse, or showroom, had an IPO for $3.3B

Eight-year-old Lending Club has issued over $7B in P2P loans, doesn't own a single bank, branch or ATM and is valued at $7B

Seven-year-old Airbnb has over 23 million guests, doesn't own a single bed, bath, or bar, and is valued at $20B

Six-year-old Uber had 140M rides in 2014, doesn't own a single taxi, cab, or towncar and is valued at $50B

In the next 10 years, PwC predicts the Collaborative Economy will grow from $15B Revenue to $335B Revenue

ONE App. On-demand, everything.


AT&T LTE
8:42 PM
11%
Home
Eddy St
Turk St
SET PICKUP LOCATION
Market St
Asian Art Museum
Civic Center/UN Plaza
7th St
8th St
Google
Closest Ride
Lowest Fare
Luxury
SUV
UBER
LYFT
TAXI
Request Lowest Fare
PICKUP TIME IS APPROXIMATELY 3 MINS





MEET THE FOUNDERS

Self-proclaimed on-demand everything nerds



William Bonhorst

Co-Founder

Co-founder @ONE. EAM @Smarking. Formerly head of people ops @Carbon. Urban mobility @Xerox. 100hr weeks. PhD in hustleology.



Ch Ray

Co-Founder

Co-founder and full stack hacker @wejhink. Self learner, Passionate Dreamer, Realistic Executor, Optimistic Person.

DETAILS

What's new about what you're making? How is it different?

Positioned as the first "super aggregator" in the space. ONE is the Kayak for Kayak's; providing efficiency across on-demand aggregators. In its essence, ONE is an aggregator of on-demand intercity transportation, food and beverage, home services and travel aggregators. By integrating multiple API's in a single mobile application architecture, ONE looks to take the hassle out of juggling between multiple apps and allows users to get the service they desire more quickly.

To do so, users simply set their pick-up location and the app provides real-time information automatically across on-demand service providers. Want the best priced food option delivered in 15 minutes, need the fastest, cheapest or closest ride in seconds, need to rent a room for the night. Now. We got you covered! Save your time and sanity searching, comparing and jumping across multiple apps. Search ONE. And done!

How big is the market?

The On-Demand Economy Is Growing, and Not Just for the Young and Wealthy.

In the next 10 years, Price Waterhouse and Coopers predicts the collaborative/on-demand economy will grow from 15B in revenue to 335B revenue. On-demand everything is attracting more than 22.4 million consumers annually and $57.6 billion in spending.

The largest category of on-demand spending is online marketplaces (e.g. Ebay, Etsy), with 16.3 million consumers each month spending almost $36 billion annually. Transportation (e.g. Uber, Lyft) comes in second with 7.3 million monthly consumers and $5.6 billion in annual spending, followed by food/grocery delivery (e.g. Instacart) at 5.5 million monthly consumers and $4.6 billion annual spending. Other on-demand services including home services (e.g. TaskRabbit), freelancer services (e.g. Elance), and health and beauty services (e.g. StyleSeat) account for $8.1 billion in spending each year, and all other on-demand activity comes in at $3.8 billion.

The number of companies launching in this industry grows by the day. The trend has even gone global -- by 2020, the on-demand economy will make up 10 percent of China's gross domestic product, according to that nation's government estimates.

How will you make money?

The following are different revenue streams: Straightforward business model where ONE earns revenue for every transaction that is facilitated through its platform. Sponsored search and monthly subscribing for promoted hyper-local advertising.

What do you understand about your business that others don't get? Also, what's up with the on-demand economy?

We understand as an on-demand everything society we can't put the genie back into the bottle. Nobody went back to buying things in phone books in '99 :-) Having built on-demand startup companies from a napkin, we hustle, we hack, we build. And most importantly, we get shit done!

We understand that on-demand companies are still getting funded daily (the next Uber for x) to solve our daily demands. We undertand that most on-demand companies in todays market are finally putting profit first instead of growth hacking.

We understand that on-demand everything at our fingertips is the future driven by millennials expectations for immediacy. We understand the amount of VC funding that bleeds to grow the labor side of any on-demand company in hopes to be the next big thing. We understand that building a marketplace is the best way to leverage existing supply and demand thus, making everything more efficient along the way.

From a strategic business point of view, from day ONE our breadth has Global reach. We have an army of top 1% engineers at our disposal ex-IBM and ex-Cisco etc. having a founding member @wejink. Maximization of shareholder return without compromising quality or burning through cash is the core of who we are as we lead this company through expansion. One Technologies, Inc. a Delaware company with global reach.

What's up with the "age of vertical" in the on-demand economy?

− COLLAPSE ALL

Now that people are accustomed to buying online, they want instant access to goods and services. And, here, vertical marketplaces are better suited than horizontal ones to meet the demand. Vertical marketplaces work well in niche fields and therefore offer faster, more efficient matching algorithms. They also provide more detailed product information and deliver better options to consumers and higher-quality conversion rates to companies.

Some of the most successful marketplaces begin as vertical solutions and then branch into horizontal services to increase their markets. Uber launched as an on-demand car app, but it's now moving into food delivery and courier services, with UberEATS and UberRUSH. Companies will increasingly look for opportunities to lock down their verticals and then expand horizontally.

People value convenience, low costs and reliable quality. To meet these demands, vertical on-demand companies will focus on straightforward products and services that people need on a daily or weekly basis. They'll avoid customized offers and stick to goods and services that can easily be reproduced by a large pool of professionals. This model ensures that these marketplaces can always meet customer demand.

Will more companies leverage on-demand marketplaces in the future?

Yes. Restaurants already use delivery services such as Postmates and the ChowNow-UberRUSH partnership instead of keeping on-staff drivers. Retail brands will follow suit by partnering with delivery companies or using the drone marketplace to fulfill seasonal and ad hoc demands. Research indicates that same-day delivery market in the United States will be a nearly $1 billion industry by 2019, so on-demand will soon become the norm.

In the future, companies may use mobile apps to place inventory orders with nearby distributors and watch the delivery vehicle restock the product in real time via smartphone. On-demand staffing will likely become more popular as well.

Where does "ONE" fit in to the vertical vs horizontal marketplaces?

Everywhere. Welcome to the future of on-demand everything.

As marketplaces become more vertically oriented, ONE provides much needed efficiency. As more and more competing marketplaces become available consumers and merchants (supply and demand) become more and more fragmented with choices. Industries that have been disorganized historically will move toward more streamlined systems.

ONE leads the charge by provide transparency to the markets in one single platform increasing revenue for brands and better experiences for consumers. ONE marketplace will bring needed disruption and drive the future of on-demand ecommerce.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO ONE TECHNOLOGIES

1. The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

2. Limited Operating History. The Company has limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day to day business.

3. No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. ONE is a Technology company engaged in the business of aggregating informative data to consumers. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.

4. Limited Capitalization and Dilution. The Company is a newly formed entity, and will have limited capitalization. Initial capital will come from the Managers and the Members. The Company may issue Shares as the Managers may determine from time to time. The Company will have the power to issue additional Shares in the Company for any reason and at any price. Your Shares, and your percentage ownership of the company may be diluted by additional Shares in the Company being sold to new or existing investors.

5. Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

6. Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

7. ONE is a brand new company, new idea, with no history, no paid clients, and no revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

8. No Assurance of Regular Distributions. There can be no assurance that the Company will be able to make regular distributions, if any, or that cumulative distributions will exceed the investment of the Members.

9. The founders are not currently full time with the company. As such it is likely that ONE will not make the same progress as it would were that not the case.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

One Technologies is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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William Bonhorst, CPP

EAM & Partnerships

San Francisco, California | Information Technology and Services

Current	Smarking Inc., Vive Restaurant Group
Previous	Caarbon Corp., Xerox, LAZ Parking
Education	Stanford University Graduate School of Business

Connect | Send William InMail

500+ connections

https://www.linkedin.com/in/wbonhorst

Contact Info

Background

Summary

Self-proclaimed on-demand everything nerd with an entrepreneurial spirit and mindset. PhD in Hustleology.

100hr business week mentality and work ethic. Cultivator of key relationships with all levels of business. Startup operations/people operations specialist. Strong negotiation, problem resolution and a keen client needs assessment aptitude.

Equally proficient at identifying opportunities, developing focus and providing tactical business solutions. Highly analytical thinker who drives results through leadership.

Life-long learner with a constant desire and motivation to expand my professional reach.

Specialties:
Entrepreneurial Decision Making
Client Relationship Management, Building, and Asset Management Expansion
Creative Deal Structures and Negotiations
Business and Operational Accountability

Experience

Executive Account Management & Partnerships
Smarking Inc.
September 2015 – Present (1 year) | San Francisco Bay Area



Smarking Drives Big Data To Parking Industry



Smarking Raises $3 Million to Help Parking P…

Co-Founder
Vive Restaurant Group
June 2014 – Present (2 years 3 months) | San Francisco Bay Area

We formed Vive Restaurant Group with one thing in mind; "To provide our local community with delicious & nutritious food options."

Cinco TacoBar, www.cincotacobar.com; info@cincotacobar.com; Vive Juicebar + Sandwiches

Head of People Operations
Caarbon Corp.
December 2014 – October 2015 (11 months) | San Francisco Bay Area

Caarbon circumvents the entire inefficient parking process, and builds predictive models that assign an on-demand workforce to anticipate the ETAs of drivers driving throughout a city - allowing those drivers the freedom to think only about driving to where they want to go, not just where parking has traditionally been available.

Program Manager | Parking Solutions: Urban Mobility, San Francisco Bay Area
Xerox
January 2014 – January 2015 (1 year 1 month) | San Francisco Bay Area

Complex project management/execution in parking and transportation systems and solutions throughout SF Bay Area.

Entrepreneurial project development involving challenging requirements, limited resources, and fixed governmental operations.

Portfolio Manager | San Francisco Bay Area
LAZ Parking
January 2011 – January 2014 (3 years 1 month) | San Francisco Bay Area

Entrepreneurial mindset relating to expansion of profit margins for current accounts and managed expenses while maintaining the highest level of service thresholds and initiatives that are aligned with the expectations of the client

Direct oversight of portfolio & management of assets, budgets and revenue in excess of 19 million annually

Position's focus on direct multi-unit management and cultivation of key relationships with all levels of business, cities and counties

New account and program development, complex budget analysis (Tagetik Planning and Forecasting),complex financial/fiscal analysis and reporting

Managing Partner, Director of Operations (BD + Ops)
National Valet Service
October 2005 – January 2011 (5 years 4 months) | Southern California

Create structured, organized, and professional services customized to meet and exceed niche demands of consumers and business clientele

Identifying, developing and creating business opportunities with "Hunter Mentality"

Develop and enhance SOP's and proposals while providing critical analysis for emerging markets

Development, analysis and formulation of the annual budget; develops guidelines and instruction on budget process and procedures; reviews requests for staffing and capital outlay; forecasts funds needed for staffing, equipment and various projects; budget presentations - P & L/Functional reporting

Bench marking data and analyze the departments projected and actual budgets while forecasting future contracts

Provide specialized expertise, and strategic guidance through in-depth market and competitive research to drive planning and decision support for current and new account acquisitions

Coach, train, develop and manage account supervisors; Lead, coordinate, and manage teams effectively and efficiently

Operations Coordinator & Financial Planner
Netting Nations
September 2008 – June 2009 (10 months)

Developed the financial planning strategy and on-campus marketing campaign
Assisted in leading and organizing financial planning committee
Managed the budget and allocated media to achieve maximum reach and frequency

Business Analyst
Hi Tech Mobile Services
January 2000 – August 2005 (5 years 8 months) | Bristol, Connecticut

Performed a variety of complex administrative, operational and analytical duties in support of division activities; coordinate project activities with district departments, divisions and external organizations.

Ensured and improved the performance, productivity, efficiency and profitability of departmental and organizational operations

Best Practices - Formulate and implement departmental, and organizational policies and procedures to maximize output and reach

Lead the daily functional operations and direct independent management of accounts

Created and organized marketing scheme via promotions, advertisements, and implementation of new culture

Constructed a business model geared towards building long-term, profitable relationships with clients and partners

Skills

Top Skills

- 73 Leadership
- 43 Budgets
- 32 Team Building
- 32 Operations Management
- 28 Marketing
- 26 Management
- 20 Project Planning
- 20 Business Strategy
- 21 Customer Service
- 13 Entrepreneurship

William also knows about...

- 17 Negotiation
- 16 Analysis
- 11 Proposal Writing
- 11 Strategy
- 11 Account Management

Education

Stanford University Graduate School of Business
SCPM, Project Management, MBA
2012 – 2014

California State University-Los Angeles
B.S., Business Administration; Operations Management, Minor in Economics
2008 – 2010

Magna Cum Laude Business Grad

Activities and Societies: Phi Kappa Phi Honors Society Student Government

The University of Connecticut
Business Administration: Management
2006 – 2008

Activities and Societies: Student Government Officer Phi Kappa Phi Honors Society

Volunteer Experience & Causes

Causes William cares about:

- Arts and Culture
- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Human Rights
- Poverty Alleviation
- Science and Technology

Groups

Parking professionals
8,778 members
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IPI Young Profession…
56 members
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Parking Today
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California Public Par…
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Parksmart
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Parking Community
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National Parking Ass…
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Ch Ray

CEO and Founder at Jhink

Hyderabad Area, India | Computer Software

Current	Jhink
Previous	Spotwrks, Ninjaas.com, Gonna Make
Education	Jawaharlal Nehru Technological University

Send Ch InMail

500+ connections

https://in.linkedin.com/in/iraycd

Contact Info

Posts

Published by Ch

See more ›



YAHOO

Love Marisa Mayer, But not Yahoo.

December 13, 2015



Stress is harmful when you believe it is

November 17, 2015



Small bad habits, like giving up early may be...

November 15, 2015

Background

Summary

Ray Ch is the designer and technology architecture.

He is Founder, Chief Designer and CEO at Jhink.

At Jhink, Ray has worked on the Next Big Ideas, helps startup in technology and bring ideas to reality.

He was also the Driving force behind the look and feel of innovative products happening at Jhink and partners.

He also provides leadership and direction for User Experience Design teams across the Jhink.

He believes in simplicity, minimalism and an ardent willingness to push the envelope, envisioning the betterment of usable and practical solutions.

He also runs a tech consultancy called gonnamake which helps SMEs in technology.

Experience

CEO & Founder
Jhink
October 2015 – Present (11 months) | Hyderābād Area, India

Tech and Creative Lead to the entire company.
Suggesting a self-motivated creative team on UX and UI.
Architecting the technology as a full-stack developer for funded startups.
Executing the team to function better.

▾ 2 recommendations



Ch Subba Raju
CEO at 1midea
Ray is a rare breed of Tech Buff, who considers thinking, as his company name stands for, a prerequisite before doing or... View↓

Anmol Akhilesh
Web Developer at Jhink
He is an amazing person to work with, full of energy and an Inspiring Personality. Ray believes in doing work perfectly,... View↓

Advisor
Spotwrks
January 2016 – April 2016 (4 months) | Gurgaon, Haryana, India

Giving them suggestion to recruit the right people in technology.

VP Technology
Spotwrks
October 2015 – December 2015 (3 months) | Gurgaon, Haryana, India

Helping them building an initial product to run a production website.

CTO & Co-Founder
Ninjaas.com
August 2014 – September 2015 (1 year 2 months) | Hyderabad Area, India

As a Technology Architect Responsible for Technology Innovation and a Driving Force behind Products & Projects at Ninjaas Labs.

Front-end experience of over 10 years in web technologies, Web Platforms, back-end technologies using Python and Node.js.

▸ 3 projects

Founder

Gonna Make

January 2011 – August 2013 (2 years 8 months) | Hyderabad Area, India

Founded Gonnamake. Gonnamake was a design startup focussed on startups and making early prototypes.

▾ 1 recommendation



Brajeshwar Oinam

.

A little rough around the edges but a very promising developer. One of those rare developers who have hands on experience with development while in college. View↓

Web Developer

1midea

January 2007 – December 2011 (5 years)

Training the team on jQuery and making people Adapt in for the first time in Inda

First hand-ons experience with LAMP - Linux, Apache, MySQL and PHP.

Worked on Joomla 1.5 and helped in the prototype building of a social media website using Joomla CMS as a platform. Also, built various component Joomla 1.7 components using PHP.

▸ 1 project

▾ 1 recommendation



Ch Subba Raju

CEO at 1midea

Ray is a tech maverick and very savvy.He is workaholic, burns midnight oil up to sunrise.He is mad and creative but never ever worry about his health and happiness.It seems he enjoys while working.His learnability is awesome. He is very kind... View↓

Volunteer Experience & Causes

Opportunities Ch is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Ch cares about:

- Children
- Education
- Environment
- Science and Technology

Languages

English

Professional working proficiency

Telugu

Native or bilingual proficiency

Hindi

Limited working proficiency

Projects

Salorix
August 2012 – September 2012

Solving Complex Social Data and Marketing Problems

Picpil
November 2012

Built the entire solution of picpil. Dynamic rendering and resizing of images with detection.
Which is now being used in "Jumkey" and multiple websites.

Have written, developed and worked on the project.

Kax Card
March 2015

Kax Card is a replacement of business card.
Give yourself a quick intro by sending your card to the other person as an email.

Developed and designed, applications and server from stretch.

Cartwear
August 2014

Developed the entire mobile marketplace solution from scratch.

Most of the code is open source at https://bitbucket.org/cartwear/

Skills

Top Skills

- 20 Django
- 15 MongoDB
- 29 JavaScript
- 24 HTML 5
- 11 Web Applications
- 4 Business Strategy
- 4 Problem Solving
- 2 Start-up Consulting
- 3 Strategic Planning
- 2 Agile Methodologies

Ch also knows about...

29 Web Development · 9 Python · 14 SQL · 39 JSON · 8 CSS3 · 3 REST · 2 RWD · 2 wheezy.web · 2 AngularJS · 42 jQuery · 12 AJAX · 24 CSS · 3 Node.js · 2 Git · 17 HTML · See 20+ ›

Education

Jawaharlal Nehru Technological University
B Tech, Computer Science and Electronics
2010 – 2014

Chinmaya Vidyalaya
+1 and +2, MPC with Bio-Technology
2008 – 2010

Additional Info

- **Interests**

Web Development, Music, Photography

- **Personal Details**

Birthday December 5

Organizations

Additional Organizations

Lok Satta, Save the Children

Recommendations

Received (4)

CEO & Founder
Jhink



Ch Subba Raju
CEO at 1midea

"Ray is a rare breed of Tech Buff, who considers thinking, as his company name stands for, a prerequisite before doing or coding. Highly smart working, creative, end to end full stack hacker and developer, who juggles with both pixels and code in very ambidextrous geek. e-CTO with learnability and adaptability to the ever changing and ever growing technology.

May 17, 2016, Ch was Ch's client

Anmol Akhilesh
Web Developer at Jhink

"He is an amazing person to work with, full of energy and an Inspiring Personality.

Ray believes in doing work perfectly, He is a very dedicated person. Someone who is great technically and has an amazing entrepreneurial skills. He inspires people in his team to give their best output and take on new and challenging work. He is extremely supportive and can give clear... **more**

May 2, 2016, Anmol worked directly with Ch at Jhink

Founder
Gonna Make



Brajeshwar Oinam
.

"A little rough around the edges but a very promising developer. One of those rare developers who have hands on experience with development while in college.

March 18, 2013, Brajeshwar was Ch's client

Web Developer
1midea



Ch Subba Raju
CEO at 1midea

"Ray is a tech maverick and very savvy.He is workaholic, burns midnight oil up to sunrise.He is mad and creative but never ever worry about his health and happiness.It seems he enjoys while working.His learnability is awesome.

He is very kind heart and very supportive.He is very proactive, volunteer to involve and take up the task head on.But the flip side is that he... **more**

June 29, 2011, Ch managed Ch at 1midea

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